UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2010

Servotronics, Inc.
(Exact name of registrant as specified in its charter.)

Commission File Number: 001-07109

Delaware	16-0837866
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

1110 Maple Street
Elma, New York 14059-0300
(Address of principal executive offices, including zip code)

(716) 655-5990
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement

The Board of Directors of Servotronics, Inc. (the “Company”) authorized amendments, effective immediately (February 22), extending the Company’s employment agreements with each of Dr. Nicholas D. Trbovich, its Chairman, President and Chief Executive Officer and Nicholas D. Trbovich, Jr., its Executive Vice President, Chief Operating Officer and a Director.

Dr. Trbovich’s term of employment has been extended to December 31, 2013; and Mr. Trbovich, Jr.’s term of employment has been extended to December 31, 2015.

A copy of the employment agreements containing the extended employment dates will be filed as exhibits to the Company’s Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2010.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 8.01                      Other Events

On February 22, 2010, Servotronics, Inc. (the “Company”) issued a press release announcing that its Board of Directors declared a $0.15 per share cash dividend.  The dividend will be paid on March 31, 2010 to shareholders of record on March 10, 2010.  This dividend does not represent that the Company will pay dividends on a regular or scheduled basis.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in Items 8.01 and 9.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01                      Financial Statements and Exhibits

The following is filed as an exhibit to this Current Report on Form 8-K:

99.1           Press Release dated February 22, 2010 entitled “Servotronics, Inc. (NYSE Amex - SVT) Declares Cash Dividend of $0.15 Per  Share”.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

Date: February 22, 2010	By:	/s/ Cari L. Jaroslawsky, Treasurer and Chief Financial Officer
Cari L. Jaroslawsky
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Servotronics, Inc. Press Release issued on February 22, 2010.